                                                        RE: NN, Inc.
                                                        2000 Waters Edge Drive
                                                        Johnson City, TN 37604

FOR FURTHER INFORMATION:

AT THE COMPANY                                   AT FINANCIAL RELATIONS BOARD
Will Kelly                                       Marilynn Meek   Susan Garland
Vice President and Chief Administrative Officer (General info)   (Analyst info)
(423) 743-9151                                  212-827-3773     212-827-3775

FOR IMMEDIATE RELEASE
December 16, 2008

                    NN, INC. ADOPTS SHAREHOLDER RIGHTS PLAN

Johnson City, Tenn., December 16, 2008 - NN, Inc. (Nasdaq: NNBR) (the "Company")
today  announced its Board of Directors  has adopted a  shareholder  rights plan designed  to enhance the ability of the  Company's  shareholders  to realize the long-term  value of their  investment  in the Company.  The rights plan provides that one right will be distributed as a dividend for each  outstanding  share of common  stock of the Company  held as of the close of  business on December  15,
2008.

Mr. Roderick R. Baty,  Chairman and Chief Executive Officer stated,  "The rights plan is intended to deter  coercive  or unfair  takeover  tactics and prevent an acquirer  from gaining  control of the Company  without  offering fair and equal treatment  to all of the  Company's  shareholders.  This  measure  is  extremely important  because of the Board of  Directors'  strong  belief  that the current market value of the Company's  shares of common stock does not fully reflect the
Company's intrinsic value and its long-term  potential."

Each  right  will  entitle  holders  of Company  common  stock to  purchase  one one-hundredth (0.01) of a share of Series A Junior Participating Preferred Stock of the Company at an exercise  price of $14.00.  Each such  fractional  share of preferred  stock is  equivalent  in voting power to one share of Company  common stock and would be paid  dividends  equal to the dividend  paid on each share of
Company  common  stock.  However,  following  issuance and prior to the exercise thereof, no dividends are payable with respect to the rights.

The rights are not exercisable unless an entity or person becomes, or launches a tender offer to become,  the  beneficial  owner of 15% or more of the  Company's outstanding common stock (including  derivative  positions),  subject to certain exceptions.  If any person or group becomes the beneficial  owner of 15% or more of the  Company's  common  stock at any time after the date of the  rights  plan
(with certain limited  exceptions),  then each right not owned by such person or group will entitle its holder to purchase,  at the right's then-current exercise price, shares of common stock of the Company or, in certain  circumstances,  the acquiring  person,  having a market  value of  twice  the  right's  then-current exercise  price.  The rights  plan is similar to the

rights  plans of many other  public  companies  and will expire on December  16,
2011,  unless the rights are earlier  redeemed or the rights plan is  terminated earlier by the  Company.

The Company  generally  will be entitled to redeem the rights at $.001 per right at any time until the earlier of December  16,  2011,  or the 10th  business day following the announcement that a 15% ownership position has been acquired.

NN, Inc.  manufactures  and supplies high  precision  metal bearing  components, industrial  plastic and rubber  products and  precision  metal  components  to a variety of markets on a global basis.  Headquartered in Johnson City, Tennessee,
NN, Inc.  has 14  manufacturing  plants in the United  States,  Western  Europe,
Eastern  Europe and China.  NN, Inc. had sales of US $421 million in 2007.

This  release  may  contain  forward-looking  statements  within the  meaning of
Section  21E  of  the  Securities   Exchange  Act  of  1934,  as  amended.   All
forward-looking  information  is provided  by the  Company  pursuant to the safe harbor  established under the Private  Securities  Litigation Reform Act of 1995 and  should  be  evaluated  in the  context  of these  factors.  Forward-looking statements generally can be identified by the use of forwardlooking  terminology such as "assumptions",  "target", "guidance",  "outlook", "plans", "projection",
"may", "will", "would", "expect", "intend", "estimate", "anticipate", "believe",
"potential" or "continue" (or the negative or other derivatives of each of these terms) or similar  terminology.  The forward-looking  information and statements are or may be based on a series of  projections  and estimates and involve risks and uncertainties.  These risks and uncertainties  include,  but are not limited to: whether a person or group acquires 15% or more of the Company's  outstanding common stock or commences a tender  offer,  whether the Company is acquired in a merger or other business combination transaction after a person has acquired 15%
or more of the  Company's  outstanding  common  stock,  whether  the  rights are redeemed by the Company,  general economic conditions and economic conditions in the industrial  sector,  inventory levels,  regulatory  compliance costs and the
Company's ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability  and price of raw  materials,  currency and other risks  associated with international  trade, the Company's  dependence on certain major customers, the successful implementation of the global growth plan including development of new products and  consummation of potential  acquisitions and other risk factors and  cautionary  statements  listed from time to time in the Company's  periodic reports filed with the Securities and Exchange  Commission,  including,  but not limited  to,  the  Company's  Annual  Report on 10-K for the  fiscal  year ended
December 31, 2007. The Company will not update any forward-looking statements in this press release to reflect future events.

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